MDU RESOURCES GROUP, INC.

                      Amended and Restated
            DEFERRED COMPENSATION PLAN FOR DIRECTORS
                    Effective January 1, 1992


   I. PURPOSE

      The Board of Directors of MDU Resources Group,
Inc. (the "Company") established the Deferred
Compensation Plan for Directors (the "Plan") effective as of September l, 1988. The Plan is hereby amended and restated effective January 1, 1992, and is substituted for the Restated Plan established by the Company on August 1, 1991. The Plan shall continue until terminated by the Board of Directors of the Company, subject to the provisions of Article XII, below.

      The purpose of this Plan is to aid the Company in attracting and retaining as Directors persons whose abilities, experience and judgment can contribute to the continued progress of the Company.
The Plan will provide a method of deferring compensation to the Directors.


  II. DEFINITIONS

      A.  Beneficiary.  "Beneficiary" means the
          person or persons designated as such in
          accordance with Article XI.

      B.  Change in Control.  "Change in
          Control" means the earliest of the
          following to occur: (a) the public
          announcement by the Company or by any
          person (which shall not include the
          Company, any subsidiary of the Company, or any employee benefit plan of the Company or of any subsidiary of the Company)
          ("Person") that such Person, who or which, together with all Affiliates and Associates
          (within the meanings ascribed to such terms in the Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such Person, shall be the beneficial owner of twenty percent (20%) or more of the voting stock of the Company outstanding; (b) the commencement of, or after the first public announcement of any Person to commence, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of voting stock aggregating thirty percent (30%) or more of the then outstanding voting stock of the Company; (c) the announcement of any transaction relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act;
          (d) a proposed change in constituency of the Board of Directors such that, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the stockholders of the Company of each new Director was approved by a vote of least two-thirds
          (2/3) of the Directors then still in office who were members of the Board of Directors at the beginning of the period; or (e) any other event which shall be deemed by a majority of the Board of Directors to constitute a "change in control."

      C. Compensation and Deferral Amount. "Compensation" means any cash retainer, meeting fees and any other cash compensation payable to Eligible Directors by the Company for services as a Director. This Deferred
          Compensation Plan for Directors governs any or all of that Compensation which the Participant elects to credit to his Deferred Compensation Account, which is hereafter referred to as the "Deferral
          Amount."

      D.  Deferred Compensation Account.  "Deferred
          Compensation Account" means the account
          maintained on the books of account of the Company for each Participant pursuant to
          Article VI.

      E.  Effective Date.  "Effective Date" means January 1,
          1992, the date on which the restated and amended Plan became effective.

      F. Eligible Director. "Eligible Director" means those Directors of the Company who are not employees of the Company.

      G. Investment Units. This term shall have the meaning defined in Article VI.B.

      H. Market Price. "Market Price" means the average of the highest and lowest transaction prices for the Company's common stock on the New
          York Stock Exchange for a given day.

      I.  Participant.  "Participant" means an Eligible
          Director participating in the Plan in
          accordance with the provisions of Article IV.

      J.  Plan Year.  "Plan Year" means the calendar year.


 III. ADMINISTRATION OF THE PLAN

      The Board of Directors shall be the sole administrator of the Plan.

      The Board of Directors may from time to time establish rules and regulations for the administration of the Plan.

      All determinations of the Board of Directors, irrespective of their character or nature, including, but not limited to, all questions of construction and interpretation, shall be final, binding and conclusive upon all parties. Without limiting the generality of the foregoing, the determination of the Board of Directors as to whether a Participant has terminated his services and the date thereof shall be final, binding and conclusive upon all persons.

      The Company and/or the Board of Directors may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations and duties hereunder or with respect to any claim, action or proceeding or any other matter, and shall not be liable for any action taken or not taken by it in good faith pursuant to the advice of such counsel.

    The Chairman, at the direction of the Board of Directors shall be responsible for maintaining books and records for the Plan and adopting standard forms for such matters as beneficiary designations and applications for benefits, provided such rules and forms are not inconsistent with the provisions of the Plan. Such books and records shall only be open for examination by a Participant or his duly designated beneficiary to the extent that they specifically involve the Deferred Compensation Account created for his benefit or any payments which are to be made to him or his beneficiary hereunder. Each Participant or his duly designated beneficiary shall be notified no less frequently than annually of the balance in his account.

      Neither the Board of Directors nor any member of the Board of Directors nor the Company nor any other person who is acting on behalf of the Board of Directors or the Company shall be liable for any act or failure to act hereunder except for gross negligence or fraud.


  IV. PARTICIPATION

      All Eligible Directors, including any person who becomes a Director after the effective date hereof, shall be Participants in the Plan.

      Each Participant in the Plan shall have the right to elect to defer the payment of all or any part of his Compensation, with such Deferral Amount to be payable at the time or times and in the manner hereinafter stated.

      Each Participant who elects to defer the payment of all or any part of his Compensation shall execute and deliver to the Board of Directors a "Notice of Election." Such Notice will provide the percentage of his Compensation to be deferred, the date such deferral is to commence and the beneficiary designations of the Director. Such deferral election shall be applicable only to Compensation earned by reason of services rendered after the date of such Notice.

      An election to defer Compensation shall continue in effect until revoked or modified by a subsequent
"Notice of Election," provided however, (1) that every election to defer shall be irrevocable as to Compensation earned prior to the date of revocation and (2) that such election may be changed no more often than annually. Revocation or modification shall be made in writing to the Board of Directors and shall be effective upon the date stated therein.


   V. VESTING OF DEFERRED COMPENSATION ACCOUNT

      A Participant's interest in his Deferred
Compensation Account shall vest immediately with regard to Deferral Amounts and earnings thereon.


  VI. ACCOUNTS AND VALUATIONS

      A.  Deferred Compensation Accounts.  The
          Board of Directors shall establish and
          maintain a separate Deferred Compensation
          Account for each Participant.  The
          Participant's Deferral Amount shall be
          credited to the Participant's Deferred
          Compensation Account quarterly on the last business day of March, June, September, and December in amounts as nearly equal as possible.

      B.  Conversion to Investment Units.  At
          the time a Deferral Amount is credited to the Deferred Compensation Account, it shall be converted to Investment Units, by dividing the amount deferred by the Market
          Price of the Company's stock on the first trading day immediately preceding the deferral. Fractional share Investment Units will be maintained in the Account.


 VII. DIVIDEND EQUIVALENTS

      If a dividend is declared on the common stock of the Company, an equivalent amount shall be credited to the Participant's Deferred Compensation Account for each Investment Unit. Such amounts shall be converted to additional Investment Units, pursuant to
Article VI.B.


VIII. DISTRIBUTION

      A.  Conversion of Investment Units to
          Dollars.  When a Participant leaves the
          Board of Directors, dies, or becomes
          disabled, Investment Units in the
          Participant's Deferred Compensation Account shall be converted into dollars, on the dates set forth below, based on the Market
          Price of the Company's common stock on the date of conversion. If the New York Stock
          Exchange is not open that day, then it
          shall be the Market Price on the next day the New York Stock Exchange is open.
          During the period before conversion, if a dividend is declared on common stock of the Company, an equivalent amount shall be credited to the Participant's Deferred
          Compensation Account for each Investment
          Unit then remaining credited and not
          converted. Such amounts shall be converted into additional Investment Units.

      B.  Payment.  On the day that is six full
          calendar months after the Participant's
          date of leaving the Board, death or
          disability, 20 percent of the value of the Investment Units credited to the
          Participant's Deferred Compensation Account shall be converted to dollars and paid to the Participant in substantially equal monthly payments over a one-year period
          (the "First Year Payout"). On the day that is one year after the date of the first conversion, 25 percent of the remaining value of the Investment Units shall be converted to dollars and paid to the Participant in substantially equal monthly payments over a one-year period (the
          "Second Year Payout").  The following year,
          33 1/3 percent of the remaining value shall be converted and paid out as above (the
          "Third Year Payout"), the fourth year, 50 percent of the remaining value shall be paid out as the "Fourth Year Payout", and the fifth year, the remaining balance shall be paid out as the "Fifth Year Payout." As indicated above, "dividends" shall be credited on Investment Units before they are converted, which shall be converted into additional Investment Units. No interest will be paid on amounts in the Deferred Compensation Account.

      C.  Change in Control.  The terms of this
          Article VIII.C shall immediately become
          operative, without further action or
          consent by any person or entity, upon
          a Change in Control, and once operative
          shall supersede and take control over any other provisions of the Plan.

          Upon a Change in Control, all Investment
          Units in a Participant's Deferred Compensation
          Account shall be multiplied by the Market
          Price of the Company's common stock on
          such day. If the New York Stock Exchange is not open on that day, then it shall be the Market Price on the next day the New York
          Stock Exchange is open. The dollar value of the Investment Units contained in each Participant's Deferred Compensation Account shall be paid out immediately thereafter to the Participant (a "Change in Control
          Payment").

          In addition, the Company shall pay to
          the Participant an additional payment (a
          "Gross-Up Payment") in an amount such that after payment by the Participant of all federal and state income taxes (including, without limitation, any and all federal and state income taxes imposed upon the Gross-
          Up Payment) the Participant retains an
          amount of the Gross-Up Payment equal to the federal and state income taxes imposed upon the Change in Control Payment.

          All determinations required to be made
          under this Article VIII.C, including when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm designated by the Participant (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Participant within 15 business days of the receipt of notice from the Participant that there has been a Change in Control Payment
          (or such earlier time as is requested by the Company). All fees and expenses of the Accounting Firm related to the calculations required by this Article VIII.C shall be borne solely by the Company. Any Gross-Up
          Payment, as determined pursuant to this
          Article VIII.C, shall be paid by the
          Company to the Participant within five days of the receipt of the Accounting Firm's determination. Any determination by the
          Accounting Firm shall be binding upon the Company and the Participant.


  IX. TAX WITHHOLDING UPON DISTRIBUTION

      To the extent required by law, the Company shall withhold from payments made hereunder any taxes required to be withheld by the federal or any state or local government.


   X. COMMENCEMENT OF PAYMENTS

      Except as otherwise provided in this Plan, commencement of payments under this Plan shall begin as soon as administratively feasible after the value of the Investment Units is determined according to
Article VIII.


  XI. BENEFICIARY DESIGNATION

      Each Participant shall have the right at any time to designate any person or persons as Beneficiary or Beneficiaries (both principal and contingent) to whom payment under this Plan shall be paid in the event of death prior to complete distribution of the deferred amounts under the Plan.
Each beneficiary designation shall become effective only when filed in writing with the Board of Directors during the Participant's lifetime on a form provided by the Board of Directors.

      The filing of a new beneficiary designation form will cancel all beneficiary designations previously filed. Any finalized divorce of a Participant subsequent to the date of filing of a beneficiary designation form shall revoke such designation. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse.

      If a Participant fails to designate a
Beneficiary as provided above or if the beneficiary designation is revoked by divorce, or otherwise, without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the distribution of such benefits shall be made to the Participant's estate.

      If any distribution to a Beneficiary is to be made in installments, and the primary Beneficiary dies before receiving all installments, the remaining installments, if any, shall be paid to the estate of the primary Beneficiary in a lump sum.


 XII. AMENDMENT AND TERMINATION OF PLAN

      A. Amendment. The Company may at any time amend the Plan in whole or in part, provided, however, that except as provided in Article
          XII.B., no amendment shall act to reduce the benefits under the Plan payable to any Participant with respect to any Deferral
          Amount credited to the Participant's
          Deferred Compensation Account prior to the date of the amendment. Written notice of any amendments shall be given to each Participant.

      B.  Termination of Plan

          1.  Company's Right to Terminate.  The Board of
              Directors may at any time terminate the Plan.

          2.  Payments Upon Termination.  Upon any
              termination of the Plan under this section no additional Deferral Amounts will be credited to the Participant's Deferred
              Compensation Account.  The Investment
              Units recorded in such Account shall be
              converted into dollars pursuant to Article
              VIII.A. and paid in a lump sum to the
              Participant or the Participant's Beneficiary.


XIII. MISCELLANEOUS

      A. Unsecured General Creditor. Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interests, or other claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims, or interests in any specified assets of the Company. Any and all of the Company's assets shall be and remain general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise of Company to pay money in the future.

      B. Obligations to the Company. If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owed to the Company, then the Company may offset such amounts owing it or an affiliate against the amount of benefits otherwise distributable. Such determination shall be made by the Board of Directors.

          Establishment of this Plan and the participation by any person shall not be construed to confer any right on the part of such person to be nominated for reelection, or to be reelected, to the Board of Directors of the Company.

      C. Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

      D. Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of any amounts hereunder. If a Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan.

      E. Gender, Singular and Plural. Wherever the context so requires, words in the masculine include the feminine and words in the feminine include the masculine and the definition of any term in the singular may include the plural.

      F. Captions. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

      G. Applicable Law. This Plan shall be construed, administered and governed in accordance with the laws of the State of North Dakota.

      H. Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

      I. Notice. Any notice or filing required or permitted to be given to the Board of Directors shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.